Exhibit 99.1
News Corp Confirms Discussions Regarding Move, Inc.

NEW YORK – January 24, 2023 – News Corp today confirmed that it is engaged in discussions with CoStar Group, Inc. (NASDAQ: CSGP) regarding a potential sale of Move, Inc, operator of Realtor.com. News Corp actively assesses opportunities to maximize shareholder value, and discussions with CoStar Group are part of that ongoing effort.

Any potential transaction would support News Corp’s strategy to optimize the value of its Digital Real Estate Services segment, while strengthening Realtor.com’s competitive position in the market.

There can be no assurance any transaction will result from these discussions. News Corp does not intend to make any additional comments regarding this matter unless and until it is appropriate or required to do so, or a formal agreement has been reached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to the risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. More detailed information about factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this press release are made only as of the date of this release. We do not have and do not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law or regulation.

About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts
News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com